As filed with the Securities and Exchange Commission on October 26, 1999.

                                            REGISTRATION STATEMENT NO. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                         CAROLINA POWER & LIGHT COMPANY
             (Exact name of Registrant as specified in its Charter)

                             411 Fayetteville Street
                       Raleigh, North Carolina 27601-1748
                                 (919) 546-6111
           (Address of principal executive office, including zip code)

            North Carolina                               56-0165465
 (State or other jurisdiction of         (I.R.S. Employer Identification Number)
  incorporation or organization)


                         CAROLINA POWER & LIGHT COMPANY
                      MANAGEMENT DEFERRED COMPENSATION PLAN
                            (Full title of the Plan)
                             ----------------------

                              Mr. Robert B. McGehee
                  Executive Vice President and General Counsel
                         Carolina Power & Light Company
                             411 Fayetteville Street
                       Raleigh, North Carolina 27601-1748
                                 (919) 546-6111
 (Name, address, including zip code, and telephone number including area code, of agent for service)

                                    Copy to:

                            Timothy S. Goettel, Esq.
                                Hunton & Williams
                          421 Fayetteville Street Mall
                          Raleigh, North Carolina 27601
                                 (919) 899-3094
                              --------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                   Proposed maximum     Proposed maximum
    Title of securities         Amount to be        offering price         aggregate            Amount of
     to be registered            registered        per obligations     offering price(2)     registration fee
----------------------------------------------------------------------------------------------------------------
Deferred Compensation          $ 3,940,000              100%              $ 3,940,000          $ 1,095.32
Obligations (1)
================================================================================================================

         (1) The Deferred Compensation Obligations are unsecured obligations of Carolina Power & Light Company to pay deferred compensation in the future in accordance with the terms of the Carolina Power & Light Company Management Deferred Compensation Plan.
         (2) Estimated solely for the purpose of computing the registration fee.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Carolina Power & Light Company (the "Company") with the Commission pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference into this Registration Statement:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

          (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999;

          (d) The Company's Current Report on Form 8-K, dated February 26, 1999, filed by the Company with the Commission under the Securities Exchange Act of 1934;

          (e) The Company's Current Report on Form 8-K, dated March 19, 1999, filed by the Company with the Commission under the Securities Exchange Act of 1934;

          (f) The Company's Current Report on Form 8-K, dated July 22, 1999, filed by the Company with the Commission under the Securities Exchange Act of 1934;

          (g) The Company's Current Report on Form 8-K, dated August 23, 1999, filed by the Company with the Commission under the Securities Exchange Act of 1934; and

          (h) The Company's Current Report on Form 8-K, dated August 30, 1999, filed by the Company with the Commission under the Securities Exchange Act of 1934.

         In addition to the foregoing, all documents subsequently filed by (i) the Company or (ii) the Carolina Power & Light Company Management Deferred Compensation Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been issued or which deregisters all securities offered then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Under the Carolina Power & Light Company Management Deferred Compensation Plan (the "Plan"), the Company will provide eligible employees the opportunity to agree to the deferral of a specified percentage of their cash compensation. Eligible employees who elect to participate in the Plan (each a "Participant") may make compensation deferrals to deferral accounts administered pursuant to the Plan in the form of deemed investments in certain deemed investment funds individually chosen by each Participant from a list of investment media provided pursuant to the Plan. Additionally, qualifying Participants will receive matching allocations, pursuant to the terms of the Plan, which the Company will allocate to a company account on behalf of such Participants. Matching allocations allocated by the Company to a Participant's company account will be deemed initially invested in hypothetical shares of the Company's common stock. When a Participant's company account has matured, pursuant to the terms of the Plan, the Participant may reallocate any part of such account among the deemed investment funds chosen by the Participant. The obligations of the Company under the Plan (the "Obligations") will be unsecured general obligations of the Company to pay the deferred compensation in the future in accordance with the terms of the Plan, and will rank pari passu with other unsecured and unsubordinated indebtedness of the Company from time to time outstanding.

         The amount of compensation to be deferred by each Participant will be determined in accordance with the Plan based on elections by each Participant. Each Obligation will be payable on a date selected by each Participant in accordance with the terms of the Plan. The Obligations will be indexed to the deemed investment funds individually chosen by each Participant or, in the case of Obligations in the form of hypothetical shares of the Company's common stock, the closing price of a share of such stock on the New York Stock Exchange on the relevant date. Each Participant's Obligations will be adjusted to reflect the investment experience, whether positive or negative, of the Participant's deferral account and/or company account, including any appreciation or depreciation. The Obligations will be denominated and be payable in United States dollars.

         A Participant's right or the right of any other person to the Obligations cannot be assigned, alienated, sold, garnished, transferred, pledged, or encumbered except by a written designation of a beneficiary under the Plan, by written will, or by the laws of descent and distribution.

         The Obligations are not subject to redemption, in whole or in part, prior to the individual payment dates specified by each Participant, at the option of the Company or through operation of a mandatory or optional sinking fund or analogous provision. However, the Company reserves the right to amend or terminate the Plan at any time, except that no such amendment or termination shall adversely affect the right of a Participant to the balance of his or her deferred account as of the date of such amendment or termination.

         The Obligations are not convertible into another security of the Company. The Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of the Company. No trustee has been appointed having the authority to take action with respect to the Obligations and each Participant will be responsible for acting independently with respect to, among other things, the giving of notices, responding to any requests for consents, waivers or amendments pertaining to the Obligations, enforcing covenants and taking action upon default.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Sections 55-8-51 through 55-8-57 of the General Statutes of North Carolina and the Charter and By-Laws of CP&L provide for indemnification of the registrant's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act. CP&L has insurance covering its expenditures which might arise in connection with the lawful indemnification of its directors and officers for their liabilities and expenses. Officers and directors of CP&L also have insurance which insures them against certain liabilities and expenses.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit No.
-----------

   4 Carolina Power & Light Company Management Deferred Compensation Plan, effective as of January 1, 2000.

   5 Opinion of William D. Johnson as to the legality of the securities being registered.

   23.1        Consent of William D. Johnson (included in Exhibit 5).

   23.2        Consent of Deloitte & Touche LLP.

   24          Power of Attorney (included on signature page).

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      to include any Prospectus required by
Section 10(a)(3) of the Securities Act;

                           (ii)     to reflect in the  Prospectus  any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) to include any material information with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the registrant need not file a post-effective amendment to include the information required to be included by subsection (i) or (ii) if such information is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

         Each director and/or officer of the issuer whose signature appears below hereby appoints William Cavanaugh III, Robert B. McGehee, and Timothy S. Goettel, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Commission, any and all amendments, including post-effective amendments, to this Registration Statement.


                                   SIGNATURES

THE REGISTRANT

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina on the 25th day of October, 1999.


                                   CAROLINA POWER & LIGHT COMPANY
                                   /s/ William Cavanaugh III
                                   ---------------------------------------
                                   William Cavanaugh III, Chairman of the Board, President and Chief Executive Officer

                       Signature                                        Title                          Date
               /s/William Cavanaugh III          Chairman of the Board, President and Chief   October 25, 1999
          ---------------------------------                Executive Officer and Director
                 William Cavanaugh III

                 /s/Glenn E. Harder                           Executive Vice President        October 25, 1999
          ---------------------------------                  and Chief Financial Officer
                    Glenn E. Harder

                /s/Larry M. Smith                           Vice President and Controller     October 25, 1999
          ---------------------------------
                   Larry M. Smith


                                      II-6

               /s/Richard L. Daugherty                                Director                October 25, 1999
          ---------------------------------
                  Richard L. Daugherty

                 /s/Robert L. Jones                                   Director                October 25, 1999
          ---------------------------------
                    Robert L. Jones

                  /s/Estell C. Lee                                    Director                October 25, 1999
          ---------------------------------
                     Estell C. Lee

                 /s/William O. McCoy                                  Director                October 25, 1999
          ---------------------------------
                    William O. McCoy

              /s/Sherwood H. Smith, Jr.                               Director                October 25, 1999
          ---------------------------------
                 Sherwood H. Smith, Jr.

                 /s/J. Tylee Wilson                                   Director                October 25, 1999
          ---------------------------------
                    J. Tylee Wilson

THE PLAN

         Pursuant to the requirements of the Securities Act, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on October 25, 1999.

                                    CAROLINA POWER & LIGHT COMPANY
                                    MANAGEMENT DEFERRED COMPENSATION PLAN

                                    /s/Bob Stock
                                    -------------------------------------
                                    Bob Stock on behalf of The
                                    Carolina Power & Light
                                    Company Management Deferred Compensation
                                    Plan Administrative Committee

                                 EXHIBIT INDEX

EXHIBIT NO.                    DESCRIPTION
-----------                    -----------

      4 Carolina Power & Light Company Management Deferred Compensation Plan, effective as of January 1, 2000.

      5 Opinion of William D. Jobnson as to the legality of the securities being registered.

      23.1          Consent of William D. Jobnson (included in Exhibit 5).

      23.2          Consent of Deloitte & Touche LLP.

      24            Power of Attorney (included on signature page).